CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 033-88460 on Form N-4 of our report dated February 27, 2007, relating to the financial statements and financial highlights of Separate Account A, comprised of International Value, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Concentrated Growth, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid-Cap Value, Large-Cap Growth (formerly Blue Chip), Capital Opportunities, International Large-Cap, Fasciano Small Equity, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Comstock, Mid-Cap Growth, Real Estate, VN Small-Cap Value, Jennison, Value, SP William Blair International Growth, SP Prudential U.S. Emerging Growth, JPMorgan Insurance Trust Core Bond (formerly JPMorgan Investment Trust Bond), JPMorgan Insurance Trust Equity Index (formerly JPMorgan Investment Trust Equity Index), JPMorgan Insurance Trust Diversified Equity (formerly JPMorgan Investment Trust Diversified Equity), JPMorgan Insurance Trust Diversified Mid Cap Value (formerly JPMorgan Investment Trust Mid Cap Value), JPMorgan Insurance Trust Intrepid Growth (formerly JPMorgan Investment Trust Large Cap Growth), and JPMorgan Insurance Trust Diversified Mid Cap Growth (formerly JPMorgan Investment Trust Mid Cap Growth) Variable Accounts, appearing in the Annual Report on Form N-30D of Separate Account A of Pacific Life Insurance Company for the year ended December 31, 2006, and to the reference to us under the headings “Independent Registered Public Accounting Firm and Independent Auditors” in the Statements of Additional Information of Pacific Portfolios Separate Account A and Pacific Portfolios for Chase Separate Account A, which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 16, 2007

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 033-88460 on Form N-4 of our report dated March 2, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the method of accounting for variable interest entities in 2005 and certain non-traditional long-duration contracts in 2004), relating to the financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statements of Additional Information of Pacific Portfolios Separate Account A and Pacific Portfolios for Chase Separate Account A, which are part of such Registration Statement, and to the reference to us under the headings “Independent Registered Public Accounting Firm and Independent Auditors” in the Statements of Additional Information of Pacific Portfolios Separate Account A and Pacific Portfolios for Chase Separate Account A.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 16, 2007